Exhibit 99.1

Lipocine to Present at Biotech Showcase

Company Management Will Also Host Meetings at LifeSci Partners Corporate Access Event

SALT LAKE CITY, January 5, 2023 — Lipocine Inc. (NASDAQ: LPCN), a biopharmaceutical company focused on treating Central Nervous System (“CNS”) disorders by leveraging its proprietary platform to develop differentiated products, today announced that its management will present at the Biotech Showcase and host institutional investor and partnering meetings at this event and a Corporate Access Event organized by LifeSci Partners. Both in-person events will take place January 9-11, 2023, in San Francisco, California.

Biotech Showcase:

Date:	Tuesday, January 10 and Wednesday, January 11
Presentation:	Wednesday, January 11, 9AM Pacific Time
Location:	Yosemite A Level Ballroom, Hilton Hotel Union Square, San Francisco

Registered attendees may attend the presentation in-person or view it via webcast through the Biotech Showcase platform. Management will be available for 1-on-1 meetings January 10 and 11. To schedule a meeting, investors can register on the Biotech Showcase website.

LifeSci Partners Corporate Access Event:

Dates:	Monday, January 9
Location:	Beacon Grand Hotel, San Francisco

Please click here to register for the conference and schedule a meeting with management via the online system managed by LifeSci Partners.

About Lipocine

Lipocine is a biopharmaceutical company leveraging its proprietary technology platform to augment therapeutics through effective oral delivery to develop products for CNS disorders. Lipocine has candidates in development as well as candidates for which we are exploring partnering. Our candidates represent enablement of patient friendly oral delivery options for favorable benefit to risk profile which target large addressable markets with significant unmet medical needs.

Lipocine clinical development candidates include: LPCN 1154, oral brexanolone, for the potential treatment of postpartum depression, LPCN 2101 for the potential treatment of epilepsy and LPCN 1148, an oral prodrug of bioidentical testosterone targeted for the management of symptoms associated with liver cirrhosis. Lipocine is exploring partnering for LPCN 1107, our candidate for prevention of pre-term birth, LPCN 1148, LPCN 1144, our candidate for treatment of non-cirrhotic NASH, and LPCN 1111, a once-a-day therapy candidate for testosterone replacement therapy (TRT). TLANDO, a novel oral prodrug of testosterone containing testosterone undecanoate developed by Lipocine, is approved by the FDA for conditions associated with a deficiency of endogenous testosterone, also known as hypogonadism, in adult males. For more information, please visit www.lipocine.com.

Forward-Looking Statements

This release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts regarding our product development efforts, our strategic plans for developing products to treat CNS disorders, our ability to monetize non-core product candidates, the application of our proprietary platform in developing new treatments for CNS disorders, our product candidates and related clinical trials, the achievement of milestones within and completion of clinical trials, the timing and completion of regulatory reviews, outcomes of clinical trials of our product candidates, and the potential uses and benefits of our product candidates. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks that we may not be successful in developing product candidates to treat CNS disorders, we may not be able to enter into partnerships or other strategic relationships to monetize our non-core assets, the FDA will not approve any of our products, risks related to our products, expected product benefits not being realized, clinical and regulatory expectations and plans not being realized, new regulatory developments and requirements, risks related to the FDA approval process including the receipt of regulatory approvals, the results and timing of clinical trials, patient acceptance of Lipocine’s products, the manufacturing and commercialization of Lipocine’s products, and other risks detailed in Lipocine’s filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

SOURCE Lipocine Inc.

For further information:

Krista Fogarty

Phone: (801) 994-7383

kf@lipocine.com

Investors:

Hans Vitzthum

Phone: (617) 430-7875

hans@lifesciadvisors.com